EXHIBIT 5.1



October 2, 2002

To the Board of Directors of
Corning Incorporated

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of Corning Incorporated, a New York corporation ("Corning"), and am familiar with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 30,376,670 shares of Corning Common Stock, par value $.50 per share, issued on September 30, 2002 to Lucent Technologies International Inc., a subsidiary of Lucent Technologies Inc., pursuant to a Securities Purchase Agreement dated as of July 24, 2001, as amended by Amendment No. 1, dated as of September 30, 2002, by and between Corning, Corning International Corporation and Lucent Technologies Inc. (as so amended, the "Agreement").

         In this connection, I have examined the originals, or copies certified to my satisfaction, of such corporate records of Corning, certificates of public officials and officers of Corning, and other documents as I deemed pertinent as a basis for the opinions hereinafter expressed.

         Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

         1. Corning is a corporation duly incorporated and validly existing under the laws of the State of New York;

         2. The execution and delivery on behalf of Corning of the Agreement has been duly authorized by all proper corporate proceedings of Corning and the Agreement constitutes a legal, valid and binding instrument of Corning; and

         3. The shares of Corning common stock, when issued by Corning pursuant to the terms of the Agreement, will be legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of my name under the caption "Legal Matters" in the Registration Statement.

                                                     Very truly yours,

                                                     /s/  WILLIAM D. EGGERS


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